Exhibit 99.1

[ONEOK LOGO]	News

August 4, 2003	Analyst Contact:	Weldon Watson
918-588-7158
	Media Contact:	Andrea Chancellor
918-588-7570

Westar Energy to Sell a Portion of its ONEOK Stock Holdings

Tulsa, Okla. — ONEOK, Inc. (NYSE: OKE) announced today that it has been informed by Westar Energy, Inc. (NYSE: WR) and its wholly-owned subsidiary, Westar Industries, Inc. (collectively, “Westar”), that Westar plans to conduct a secondary offering to the public of 9.5 million shares of ONEOK common stock. At least the first $150 million of shares sold in the offering will represent shares of ONEOK common stock issuable upon conversion of shares of ONEOK $0.925 Series D Non-Cumulative Convertible Preferred Stock owned by Westar. If the gross proceeds of the offering exceed $150 million, Westar may also sell in the offering, to the extent of the excess, all or a portion of the shares of ONEOK common stock that it currently owns, excluding shares of ONEOK common stock that ONEOK has agreed to purchase from Westar. Based on today’s $20.36 closing price on the New York Stock Exchange, total proceeds from the offering would be approximately $193 million. ONEOK will not receive any proceeds from the offering.

Upon closing of Westar’s offering with gross proceeds in excess of $150 million, ONEOK has agreed to repurchase $50 million of its common shares from Westar at a price equal to the public offering price in the secondary offering.

JPMorgan will be the sole underwriter for the offering and will be granted an option by Westar to purchase up to an additional 1.425 million shares of ONEOK common stock to cover over-allotments, if any.

A preliminary prospectus supplement related to the public offering has been filed with the Securities and Exchange Commission. Copies of the preliminary prospectus supplement related to the offering and the underlying prospectus may be obtained from J.P. Morgan Securities Inc., Chase Distribution & Support Service, 1 Chase Manhattan Plaza, Floor 5B, New York, NY 10081. Copies can also be obtained by e-mail at Addressing.Services@jpmchase.com.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

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ONEOK, Inc.

Westar Energy to Sell a Portion of its ONEOK Stock Holdings

August 4, 2003

ONEOK, Inc., is a diversified energy company involved primarily in oil and gas production, natural gas processing, gathering, storage and transmission in the mid-continent areas of the United States. The company’s energy marketing and trading operations provide service to customers in most states. The company is the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, operating as Kansas Gas Service, Oklahoma Natural Gas and Texas Gas Service, serving almost 2.0 million customers. ONEOK is a Fortune 500 company.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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Some of the statements contained and incorporated in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to the anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in various circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of operations and other statements contained or incorporated in this release identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “believe,” “projection” or “goal.”

You should not place undue reliance on the forward-looking statements. Known and unknown risks, uncertainties and other factors may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect the Company’s operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause the Company’s actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	risks associated with any reduction in the Company’s credit ratings;

•	the effects of weather and other natural phenomena on sales and prices;

•	competition from other energy suppliers as well as alternative forms of energy;

•	the capital intensive nature of the Company’s business;

•	further deregulation, or “unbundling” of the natural gas business;

•	competitive changes in the natural gas gathering, transportation and storage business resulting from deregulation, or “unbundling,” of the natural gas business;

•	the profitability of assets or businesses acquired by the Company;

•	risks of marketing, trading, and hedging activities as a result of changes in energy prices or the financial condition of the Company’s trading partners;

•	economic climate and growth in the geographic areas in which the Company does business;

•	the uncertainty of gas and oil reserve estimates;

•	the timing and extent of changes in commodity prices for natural gas, natural gas liquids, electricity, and crude oil;

•	the effects of changes in governmental policies and regulatory actions, including, with respect to accounting policies, income taxes, environmental compliance, authorized rates, or recovery of gas costs;

•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which the Company has no control, including the effect on pension expense and funding resulting from changes in stock market returns;

•	risks associated with pending or possible acquisitions and dispositions, including the Company’s ability to finance or to integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions;

•	the results of administrative proceedings and litigation involving the OCC, KCC, Texas regulatory authorities or any other local, state or federal regulatory body;

•	the Company’s ability to access capital and competitive rates on terms acceptable to the Company;

ONEOK, Inc.

Westar Energy to Sell a Portion of its ONEOK Stock Holdings

August 4, 2003

•	actions taken by Westar or its affiliates with respect to its investment in ONEOK, including, without limitation, the effect of a sale of the Company’s shares of common stock and preferred stock beneficially owned by Westar;

•	the risk of a significant slowdown in growth or decline in the U.S. economy, the risk of delay in growth or recovery in the U.S. economy or the risk of increased costs for insurance premiums, security or other items as a consequence of the September 11, 2001, or possible future terrorists attacks or war; and

•	the other factors listed in the reports the Company has filed and may file from time to time with the SEC.

Other factors and assumptions not identified above were also involved in the making of the forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected.